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                                                                    EXHIBIT 99.2


                                STATE OF FLORIDA
                       DEPARTMENT OF BANKING AND FINANCE

In the Matter of:                                          DBF No.: 0295-I-1/99

TEL COM PLUS, INC., a Nevada Corporation;
TEL COM PLUS EAST, LLC, a Florida Limited Liability Company, f/k/a TEL COM PLUS MIAMI, LLC;
TEL COM PLUS JACKSONVILLE, LLC, a Florida Limited Liability Company, f/k/a TEL COM PLUS FLORIDA, LLC; TEL COM PLUS WEST, LLC, a Florida Limited Liability Company f/k/a TEL COM PLUS CALIFORNIA, LLC.; and
UNITED STATES TELECOMMUNICATIONS, INC., a Florida Corporation.

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               STIPULATION AND CONSENT AGREEMENT WITH FINAL ORDER

         Robert F. Milligan, Comptroller of the State of Florida and Head of the Department of Banking and Finance ("Department") and TEL COM PLUS, INC., a Nevada corporation ("TCP, INC.") TEL COM PLUS EAST, LLC, a Florida limited liability company f/k/a TEL COM PLUS MIAMI, LLC ("TCP EAST-LLC"), TEL COM PLUS JACKSONVILLE, LLC, a Florida limited liability company f/k/a TEL COM PLUS FLORIDA ("TCP JAX-LLC"), and TEL COM PLUS WEST, LLC, a Florida limited liability company f/k/a TEL COM PLUS CALIFORNIA, LLC ("TCP WEST-LLC") (TCP EAST-LLC, TCP JAX-LLC and TCP WEST-LLC are jointly referred to as "THE LLCs"), and UNITED STATES TELECOMMUNICATIONS, INC., a Florida corporation ("UST"), in consideration of the mutual promises contained herein, and for other good and valuable consideration, hereby agree to the entry of a Stipulation and Consent Agreement with Final Order as set forth below.

         1. TCP, INC. is a corporation organized under the laws of Nevada with its principal

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place of business in Florida at 13902 N. Dale Mabry, Suite 212, Tampa, Florida
33618.

         2. TCP EAST-LLC is a limited liability company organized under the laws of Florida with its principal place of business at 13902 N. Dale Mabry, Suite 212, Tampa, Florida 33618.

         3. TCP JAX-LLC is a limited liability company organized under the laws of Florida with its principal place of business at 13902 N. Dale Mabry, Suite 212, Tampa, Florida 33618.

         4. TCP WEST-LLC is a limited liability company organized under the laws of Florida with its principal place of business at 13902 N. Dale Mabry, Suite 212, Tampa, Florida 33618.

         5. UST is a corporation organized under the laws of Florida with its principal place of business at 13902 N. Dale Mabry, Suite 212, Tampa, Florida 33618.

         6. In accordance with Chapter 517, Florida Statutes, the Florida Securities and Investor Protection Act, and the rules promulgated thereunder ("the Act"), the Department conducted an investigation into the activities of TCP, Inc., TCP East-LLC, TCP Jax-LLC, TCP West-LLC and UST with respect to their offering of units in the LLCs in Florida for the period beginning February 1997 and ending as of the date hereof ("Investigation"). As a result of this Investigation, the Department determined that the LLC units are securities as defined by Section 517.021(18), Florida Statutes, and that LLC units of TCP East-LLC, TCP Jax-LLC and TCP West-LLC have been offered for sale and sold in Florida by TCP, Inc. and the LLCs through unregistered third persons/entities. The LLC units of TCP East-LLC, TCP Jax-LLC and TCP West-LLC offered and sold were not registered for sale in Florida, nor were TCP, Inc. or any of the LLCs registered to sell securities in Florida. The Department further finds that such conduct provides sufficient predicate upon which to impose sanctions pursuant to the Act.

         7. UST is entering into this Stipulation and Consent Agreement solely because it has


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succeeded to and assumed the business operations of the LLCs and anticipates becoming the legal successor in interest through merger to the LLCs subsequent to the date hereof. UST does not admit to any findings by the Department that UST has taken any actions in violation of the Act.

         8. The Department has jurisdiction over TCP, Inc., TCP East-LLC, TCP Jax-LLC, TCP West-LLC and UST with respect to this matter pursuant to the Act.

         9. The parties agree that in the interest of expediency and in an effort to resolve this matter without the need for litigation and the costs associated therewith, they voluntarily agree to enter into this Stipulation and Consent Agreement in lieu of the Department filing any formal administrative action to sanction TCP, Inc., TCP East-LLC, TCP Jax-LLC, TCP West-LLC and UST for any violations of the Act.

        10. TCP, Inc., TCP East-LLC, TCP Jax-LLC, TCP West-LLC and UST admit to the following: (1) the LLCs' units ("LLC units") are securities pursuant to the Act; (2) that the LLC units were not registered in Florida pursuant to the Act nor were they exempt from such registration; (3) TCP, Inc., TCP East-LLC, TCP Jax-LLC and TCP West-LLC offered and sold the LLC units in Florida in violation of Section 517.07, Florida Statutes; and (4) the LLC units were offered and sold through unregistered third persons/entities in violation of
Section 517.12, Florida Statutes.

        11. TCP, Inc., TCP East-LLC, TCP Jax-LLC, TCP West-LLC and UST each agree to fully cooperate with the Department in any investigation of third persons/entities and resulting administrative and/or civil actions which are, or may be brought against third persons/entities, in connection with the offer and sale of the LLC units to investors. As part of their full cooperation, TCP, Inc., TCP East-LLC, TCP Jax-LLC, TCP West, LLC and UST agree that when requested


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by the Department, they will voluntarily provide documentation to the
Department in their possession, custody or control, and that they will appear at the times and places requested by the Department and testify truthfully in any such proceedings.

         12. TCP, Inc., TCP East-LLC, TCP Jax-LLC, and TCP West-LLC agree to cease and desist any and all present and future violations of the Act and the rules duly promulgated thereunder, including, but not limited to, the provisions of Sections 517.07 and 517.12, Florida Statutes. UST agrees to abide by the provisions of the Act, Chapter 517, Florida Statutes, and the rules duly promulgated thereunder, now and in the future, including, but not limited to, the provisions of Sections 517.07 and 517.12, Florida Statutes.

         13. TCP, Inc., TCP East-LLC, TCP Jax-LLC, TCP West-LLC and UST each certify that, to the best of its knowledge, Exhibit "A," attached hereto and made a part hereof, is a complete and accurate listing of all LLC units issued and the record owners of all of the LLC units issued.

         14. TCP, Inc. and TCP Jax-LLC represent to the Department that TCP Jax-LLC has made an offer to each of the unit investors in TCP Jax-LLC to repurchase the respective investor's LLC units. As of the date hereof, all documents evidencing this rescission offer, response to and/or acceptance of the offer by LLC unit investors, and payment to those LLC unit investors electing rescission have been or are concurrently herewith being provided to the Department.

         15. TCP Inc., TCP East-LLC, TCP Jax-LLC, TCP West-LLC and UST will complete an offer of rescission in accordance with the provisions of Section 517.211, Florida Statutes, to all LLC Unit holders, including those of TCP East-LLC and TCP West-LLC, on or before July


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31, 1999. Failure to do so shall be considered a violation of the terms and conditions of this Stipulation and Consent Agreement and accompanying Final Order for which the Department may seek remedy pursuant to the provisions of the Act and Chapter 120, Florida Statutes. It is contemplated by TCP, Inc., TCP East-LLC, TCP Jax-LLC, TCP West-LLC and UST that additional federal governmental filing requirements and approvals are necessary in order to make the required rescission offer. Prior to July 31, 1999, such parties may petition the Department, by letter, requesting an extension of time within which to complete the offer of rescission due to unanticipated delays in this approval process. TCP Inc., TCP East-LLC, TCP Jax-LLC, TCP West-LLC and UST will use their best efforts to complete an offer of rescission as required herein. Unless the Department determines otherwise, a request for extension will not be unreasonably denied. Any extension granted shall be for no more than ninety (90) days from the date of the request. The rescission shall be completed upon the terms and conditions set forth in the offer of rescission.

         16. TCP, Inc., TCP East-LLC, TCP Jax-LLC and TCP West-LLC each agree to pay an administrative fine as follows:

                  a. TCP, Inc., TCP East-LLC, TCP Jax-LLC and TCP West-LLC jointly and severally, shall pay an administrative fine in the amount of Fifty Thousand Dollars ($50,000.00) by cashier's check or money order, made payable to the Department and delivered to the Department simultaneously with the executed Stipulation and Consent Agreement. The fine shall be deposited into the Department's Securities Anti-Fraud Trust Fund. UST shall not be fined with respect to the matters governed by this Stipulation and Consent Agreement.

                  b. It is understood and agreed that (a) in accordance with State of Florida laws


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regarding the deposit of monies, the tendered fine or settlement check proceeds may be deposited in advance of full execution or acceptance of the proposed settlement agreement and (b) such deposit shall not be construed as a final acceptance of the stipulation absent full execution thereof by the Regional Director and entry of the Final Order adopting same. All payments shall be delivered to:

                                State of Florida
                             Office of Comptroller
                       Department of Banking and Finance
                      West Central Florida Regional Office
                                 Legal Section
                         1313 Tampa Street -- Suite 615
                           Tampa, Florida 33602-3394

         17. Upon execution of this Stipulation and Consent Agreement, the Department agrees to enter a final order in this matter. Such final order shall incorporate the terms of this Stipulation and Consent Agreement.

         18. This Stipulation and Consent Agreement is being executed solely for the purpose of resolving and settling matters stated herein as to TCP, Inc., TCP East-LLC, TCP Jax-LLC, TCP West-LLC and UST, with respect to violations under Sections 517.07 and 517.12, Florida Statutes, arising out of the Investigation as described hereinabove. Except as provided herein, nothing in this Stipulation and Consent Agreement shall be construed to restrict the Department's right in a future proceeding to bring any action under the provisions of Chapter 517, Florida Statutes, the Act, or any civil or criminal prosecution, arising out of any facts or circumstances should information warrant such action by the Department. Furthermore, nothing herein shall be construed to waive or restrict the Department's right to impose reasonable conditions or restrictions on any future registration which may be granted to TCP, Inc., TCP East-LLC, TCP Jax-LLC, TCP West-LLC and UST should an application for registration be filed with the Department. Subject to limitations


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set forth hereinabove, the Department expressly reserves the right to pursue any administrative action or remedy available to it, should a cause exist for the same. Any administrative action shall be initiated and conducted in accordance with the provisions of Chapters 120 and 517, Florida Statutes.

         19. TCP, Inc., TCP East-LLC, TCP Jax-LLC, TCP West-LLC and UST agree that the accompanying Final Order, which will incorporate this Stipulation and Consent Agreement, shall constitute final agency action by the Department, for which the Department may seek enforcement pursuant to Chapters 120 and 517, Florida Statutes. TCP, Inc., TCP East-LLC, TCP Jax-LLC, TCP West-LLC and UST further voluntarily and knowingly waive: (i) any right to a receipt of a notice of rights pursuant to Chapters 120 and 517, Florida Statutes; (ii) any right to an administrative hearing or issuance of a recommended order as provided by Chapters 120 or 517, Florida Statutes, and Chapter 28, Florida Administrative Code; (iii) any right to separately stated findings of fact and conclusions of law; (iv) any rights to contest in any judicial or administrative forum, the validity of any terms, conditions, obligations, or duties created by this Stipulation and Consent Agreement or Final Order; and (v) any right to object to or to challenge in any judicial proceeding, including but not limited to, an appeal pursuant to Section 120.68, Florida Statutes, any aspect, provisions, or requirement of this Stipulation and Consent Agreement and Final Order based upon their contents, procedure, issuance, or timeliness.

         20. The Department and TCP, Inc., TCP East-LLC, TCP Jax-LLC, TCP West-LLC and UST agree that if any of the provisions of this Stipulation and Consent Agreement or Final Order, or the applicability to any person or circumstance is held invalid, the invalidity shall not affect the remaining provisions of this Stipulation and Consent Agreement and Final Order, which


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can be given effect without the invalid provision or application and to this end, the provisions of this Stipulation and Consent Agreement with Final Order are declared severable.

         21. Each party herein shall be solely responsible for their costs and attorneys' fees incurred up to and including the entry of the Final Order in this matter.

         22. TCP, Inc., TCP East-LLC, TCP Jax-LLC, TCP West-LLC and UST waive and hereby release the Department, and its agents, attorneys, representatives, and employees from any cause of action that they now have, or may have in the future, arising out of the Department's actions in this matter, including, but not limited to, any actions for attorneys' fees, libel, slander, violation of a constitutionally protected right, intentional tortuous interference with an advantageous contractual relationship, and the like. The Department agrees to accept this release and waiver without acknowledging, or admitting, that any such cause of action does, or may exist, and, on the contrary, expressly denies that any such cause of action exists.

         23. The parties herein acknowledge that they have read this Stipulation and Consent Agreement with Final Order, that they fully understand the rights, obligations, terms, conditions, duties, and responsibilities with respect to its contents, and that they are acting upon advice of good and competent counsel.

         24. TCP, Inc., TCP East-LLC, TCP Jax-LLC, TCP West-LLC and UST each hereby certifies that the individual executing this document on their behalf has the requisite authority to enter and bind them to the terms and conditions of this Stipulation and Consent Agreement.

         25. This Stipulation and Consent Agreement may be executed in counterparts and each counterpart shall be and constitutes a part of this Stipulation and Consent Agreement and all counterparts taken together shall constitute the Stipulation and Consent Agreement, and be binding


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and effective to all parties hereto. Facsimile signatures shall be deemed and constitute original signatures for purposes hereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGE AND AGREE TO THE TERMS AND CONDITIONS OF THE FOREGOING STIPULATION AND CONSENT AGREEMENT WITH FINAL ORDER BY WRITTEN
CONSENT ON THE LAST DATE INDICATED BELOW.

FLORIDA DEPARTMENT OF BANKING AND FINANCE,
West Central Florida Region


By: /s/ JOHN M. FRANCO
    -----------------------------
    John M. Franco, Director


Dated: 5/7/99
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
TEL COM PLUS, INC.                           TEL COM PLUS WEST, LLC
a Nevada corporation                         a Florida limited liability company


By: /s/ CHARLES POLLEY                           By: Tel Com Plus, Inc.,
    ----------------------------                     as Managing Member
    Charles Polley, President


Dated: 5/6/99                                By: /s/ CHARLES POLLEY
      --------------------------                 -------------------------------
                                                 Charles Polley, President


                                             Dated: 5/6/99
                                                    ----------------------------




TEL COM PLUS EAST, LLC                       TEL COM PLUS JACKSONVILLE, LLC
a Florida limited liability company          a Florida limited liability company


By: Tel Com Plus, Inc.,                      By: Tel Com Plus, Inc.,
    as Managing Member                           as Managing Member


    By: /s/ CHARLES POLLEY                       By: /s/ CHARLES POLLEY
       -------------------------                    ----------------------------
       Charles Polley, President                    Charles Polley, President


    Dated: 5/6/99                                Dated: 5/6/99
          ----------------------                       -------------------------




UNITED STATES TELECOMMUNICATIONS,
INC., a Florida corporation


By: /s/ RICHARD POLLARA
   -----------------------------
   Richard Pollara, President


Dated: May 6, 1999
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


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